Exhibit 10.6

SPINCO ASSIGNMENT AND ASSUMPTION AGREEMENT (TREE.COM)

AGREEMENT (this “Agreement”), dated as of August 20, 2008, among InterActiveCorp, a Delaware corporation (“IAC”), Tree.com, Inc., a Delaware corporation (the “Company”), Liberty Media Corporation, a Delaware corporation (“Liberty”), and Liberty USA Holdings, LLC, a Delaware limited liability company (“Liberty Sub” and, together with Liberty, the “Liberty Parties”).

RECITALS

WHEREAS, IAC, Barry Diller, Liberty and the other parties named therein entered into that certain Spinco Agreement, dated as of May 13, 2008 (the “Spinco Agreement”);

WHEREAS, IAC,  Liberty Sub and Liberty entered into that certain Affiliate and Assignment Agreement, dated as of August 20, 2008, pursuant to which Liberty Sub assumed all of the rights, benefits, liabilities and obligations of each Liberty Party (as defined in the Spinco Agreement) signatory to the Spinco Agreement under the Spinco Agreement other than Liberty;

WHEREAS, the Spinco Agreement provides that, in connection with each Single-Tier Spinoff of a Spinco consummated prior to the End Date, IAC will cause such Spinco to enter into this Agreement with the Liberty Parties;

WHEREAS, IAC has determined to proceed with the Single-Tier Spinoff of the Company and, in accordance with the terms of the Spinco Agreement, the parties are entering into this Agreement; and

WHEREAS, capitalized terms not otherwise defined herein will have the meanings specified in the Spinco Agreement.

NOW, THEREFORE, for good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged), the parties hereto agree as follows:

1.                                       Assignment and Assumption.  Effective as of the Spinoff Date with respect to the Company, (i) IAC hereby transfers, assigns and conveys to the Company those rights, benefits, liabilities and obligations applicable to the Company in its capacity as a Spinco for purposes of the Spinco Agreement (but, for the avoidance of doubt, not with respect to any other Spinco) that are specified in or arise under Sections 3 (other than Section 3(e)), 5 (other than IAC’s obligations to make the determinations and deliver the consents provided for in Section 5(d) of the Spinco Agreement with respect to certain transactions occurring within two years following a Tax-Free Spinoff, and its obligation to prepare and update the Initial IAC List applicable to the Company), 6, 7, 9(c) and, to the extent of the application of the provisions of Sections 1 and 10 to the aforementioned Sections, Sections 1 and 10 of the Spinco Agreement (collectively, the “Applicable Spinco Provisions”, and such rights and benefits, collectively, the “Assigned Rights”, and such liabilities and obligations, collectively, the “Assigned Obligations”), (ii) the Company accepts and assumes the Assigned Rights and Assigned Obligations and agrees to be bound by the Assigned Obligations and to perform the Assigned Obligations in accordance therewith as if the Company had executed and delivered the Spinco Agreement, and (iii) each Liberty Party acknowledges that the Company is a Spinco for purposes of the Spinco Agreement and, as such, upon the Single-Tier Spinoff of the Company is entitled to all of the Assigned Rights as if it had executed and delivered the Spinco Agreement, and each Liberty Party agrees to perform its obligations with respect to the Company (in its capacity as a Spinco) under the Applicable Spinco Provisions in accordance therewith.

2.                                       Releases.  Effective as of the Spinoff Date with respect to the Company, (a) each Liberty Party hereby releases IAC from any obligations and liabilities arising after such Spinoff Date relating to (i) IAC’s obligations pursuant to the Spinco Agreement to cause the Company to enter into this Agreement and (ii) the Company’s performance after such Spinoff Date of the Assigned Rights and Assigned Obligations, and (b) IAC hereby releases each Liberty Party from any obligations and liabilities with respect to the performance after the Spinoff Date of its obligations with respect to the Company under the Applicable Spinoff Provisions as they relate to the Company.  The foregoing releases will not affect in any way any liability or obligation of any party to the Spinco Agreement for any breach of the Spinco Agreement occurring on or prior to the Spinoff  Date with respect to the Company or with respect to any rights or obligations of, or with respect to, any other Spinco.

3.                                       Third Party Beneficiaries; Assignment

(a)                                  Nothing in this Agreement, whether express or implied, shall be construed to give any Person, other than the parties hereto, any legal or equitable right, remedy or claim under or in respect of this Agreement.

(b)                                 Except as provided in this Section 3, in any Assignment and Assumption Agreement (other than this Agreement) or in Sections 5(d)(i)(6), 5(d)(i)(7) or 9(c) of the Spinco Agreement, neither this Agreement nor any rights or obligations under this Agreement shall be assigned, in whole or in part, by the Company, IAC or the Liberty Parties without the prior written consent of the other.  Any such consent by the Company shall be authorized by a majority of the Qualified Directors of the Company and any such consent by IAC shall be authorized by a majority of the Board of Directors of IAC (excluding for this purpose any Liberty Director as defined in the Governance Agreement) (the execution and delivery of any such consent by the Company and IAC shall conclusively evidence the authorization of such consent required pursuant to this sentence).  Subject to the foregoing, the provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

4.                                       General Provision

(a)                                  Notices.  All notices, requests and other communications to any party hereunder shall be in writing (including telecopy) and shall be given, if to any Liberty Party, to:

Liberty Media Corporation
12300 Liberty Boulevard
Englewood, Colorado 80112
Attention:	General Counsel
Facsimile:	(720) 875-5382

with a copy to:

Baker Botts L.L.P.
30 Rockefeller Plaza
44th Floor
New York, New York 10112
Attention:	Frederick H. McGrath
Facsimile:	(212) 408-2501

if to the Company, to:

Tree.com, Inc.
11115 Rushmore Drive
Charlotte, NC 28277
Attention: General Counsel
Fax: (949) 255-5139

and if to IAC, as specified in the Spinco Agreement; or such address or facsimile number as such party may hereafter specify for the purpose by notice to the other parties hereto.  Each such notice, request or other communication shall be effective when delivered personally, telegraphed, or telecopied, or, if mailed, five business days after the date of the mailing.

(b)                                 Amendments; Waivers.  Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the party whose rights or obligations hereunder are affected by such amendment, or in the case of a waiver, by the party or parties against whom the waiver is to be effective.  Any amendment or waiver by the Company shall be authorized by a majority of the Qualified Directors of the Company and any amendment or waiver by IAC shall be authorized by a majority of the Board of Directors of IAC (excluding for this purpose any Liberty Director as defined in the Governance Agreement) (the execution and delivery of any such amendment or waiver by the Company and IAC shall conclusively evidence the authorization of such amendment or waiver required pursuant to this sentence).

No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

(c)                                  Governing Law; Consent To Jurisdiction.  This Agreement shall be construed in accordance with and governed by the internal laws of the State of Delaware, without giving effect to the principles of conflicts of laws.  Each of the parties hereto hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of Delaware, for any action, proceeding or investigation in any court or before any governmental authority (“Litigation”) arising out of or relating to this Agreement and the transactions contemplated hereby and further agrees that service of any process, summons, notice or document by U.S. mail to its respective address set forth in this Agreement shall be effective service of process for any Litigation brought against it in any such court.  Each of the parties hereto hereby irrevocably and unconditionally waives any objection to the laying of venue of any Litigation arising out of this Agreement or the transactions contemplated hereby in the courts of the State of Delaware, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such Litigation brought in any such court has been brought in an inconvenient forum.  Each of the parties irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any and all rights to trial by jury in connection with any Litigation arising out of or relating to this Agreement or the transactions contemplated hereby.

(d)                                 Specific Performance; Other Limitations.  Each of the parties hereto acknowledges and agrees that the parties’ respective remedies at law for a  breach or threatened breach of any of the provisions of this Agreement (including the Applicable Spinco Provisions) would be inadequate and, in recognition of that fact, agrees that, in the event of a breach or threatened breach by any party of the provisions of this Agreement, in addition to any remedies at law, the parties hereto without posting any bond, shall be entitled to obtain equitable relief in the form of specific performance, a temporary restraining order, a temporary or permanent injunction or any other equitable remedy which may then be available.  No breach or threatened breach on the part of any party hereto shall relieve any other party of any of its obligations under this Agreement.

(e)                                  Severability.  If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated, provided that the parties hereto shall negotiate in good faith to attempt to place the parties in the same position as they would have been in had such provision not been held to be invalid, void or unenforceable.

(f)                                    Entire Agreement.  This Agreement and the Spinco Agreement, together with the agreements and instruments referenced herein and therein, embodies the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes any prior understandings or agreements by or among the parties, written or oral, with respect to the subject matter hereof.

(g)                                 Interpretation.  The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.”  The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of such agreement or instrument.

(h)                                 Headings.  The headings contained in this Agreement are for convenience only and shall not be interpreted to limit or otherwise affect the provisions of this Agreement.

5.                                       Further Assurances.  Each party hereto agrees to take such further actions as may be reasonably necessary to effect the transactions contemplated by this Agreement.

6.                                       Counterparts.  This Agreement may be executed in any number of counterparts with the same effect as if all parties hereto had signed the same document, and all of which counterparts together shall constitute one and the same fully executed agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

Liberty Media Corporation,		IAC/InterActiveCorp, a Delaware corporation
a Delaware corporation

/s/ Craig Troyer		/s/ Joanne Hawkins
Name:	Craig Troyer	Name:	Joanne Hawkins
Title:	Vice President	Title:	Senior Vice President

Liberty USA Holdings, LLC		Tree.com, Inc., a Delaware corporation
a Delaware limited liability company

By: Liberty Programming Company LLC, its		/s/ Tanya Stanich
sole member and manager		Name:	Tanya Stanich
		Title:	Vice President and Assistant Secretary
By: LMC Capital LLC, its sole member and
manager

/s/ Craig Troyer
Name:	Craig Troyer
Title:	Vice President

[Signature Page to Spinco Assignment/Assumption Agreement (Tree.com, Inc.)]